UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  May 17, 2011

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders of El Paso Corporation was held on May 17, 2011.  A total of 651,607,302 shares of the corporation’s common stock entitled to vote were present or represented by proxy at the meeting constituting a quorum for the transaction of business.  At the meeting, the following proposals were presented for a stockholders’ vote: (i) the election of twelve directors; (ii) an advisory vote on the compensation of El Paso’s named executive officers (say on pay); (iii) an advisory vote on the frequency of holding subsequent advisory votes on executive compensation; and (iv) the ratification of the appointment of Ernst & Young LLP as El Paso’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Proposal 1

     Each of the twelve directors nominated by El Paso was elected with the following voting results:

Nominee	For	Against	Abstain	Broker Non-Votes
Juan Carlos Braniff	538,499,341	6,108,460	30,486,779	76,512,722
David W. Crane	540,721,658	3,878,301	30,494,621	76,512,722
Douglas L. Foshee	535,772,822	8,824,188	30,497,570	76,512,722
Robert W. Goldman	538,102,973	6,478,035	30,513,572	76,512,722
Anthony W. Hall Jr.	541,928,641	2,659,588	30,506,351	76,512,722
Thomas R. Hix	536,347,522	8,257,307	30,489,751	76,512,722
Ferrell P. McClean	537,479,631	7,099,131	30,515,818	76,512,722
Timothy J. Probert	505,809,969	38,803,192	30,481,419	76,512,722
Steven J. Shapiro	537,441,622	7,161,112	30,491,846	76,512,722
J. Michael Talbert	542,502,817	2,093,625	30,498,138	76,512,722
Robert F. Vagt	537,478,201	7,132,951	30,483,428	76,512,722
John L. Whitmire	542,337,536	2,264,638	30,492,406	76,512,722

Proposal 2

     The proposal to approve, on an advisory basis, the compensation of El Paso’s named executive officers was approved with the following voting results:

For	Against	Abstain	Broker Non-Votes
512,344,271	26,783,655	35,966,654	76,512,722

Proposal 3

      The proposal on the frequency of future advisory votes on executive compensation received the following voting results:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
491,979,348	5,434,985	71,864,794	5,815,453	76,512,722

Proposal 4

     The proposal to ratify the appointment of Ernst & Young LLP as El Paso’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified with the following voting results:

For	Against	Abstain	Broker Non-Votes
647,909,505	2,856,719	841,078	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

	By:	/s/ John R. Sult
John R. Sult
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Dated: May 18, 2011